                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                January 28, 2005

                              MYMETICS CORPORATION
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     000-25132                    25-1741849
------------------------      ------------------------       -------------------
(State of Incorporation)      (Commission File Number)          (IRS Employer
                                                             Identification No.)

                            14, Rue de la Colombiere
                           CH-1260 Nyon (Switzerland)
                           --------------------------
               (Address of principal executive offices) (Zip Code)

                               011-41-22-363-13-10
                               -------------------
                         (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

         On January 28, 2005, we announced the election of Dr. Stanley A. Plotkin, as a new member of our Board of Directors. The election of Dr. Plotkin increases the number of directors to five and the number of independent directors to two.

         During the 40-year span of his career in the field of vaccinology, Stanley A. Plotkin, M.D. developed the rubella vaccine now in use and worked extensively on a range of other vaccines, including those addressing polio, rabies, varicella and cytomegalovirus. Dr. Plotkin is Professor Emeritus of virology at The Wistar Institute, an independent nonprofit biomedical research institute located on the campus of the University of Pennsylvania, and Professor Emeritus of Pediatrics at the University of Pennsylvania.

         Since 1997, he is also medical and scientific advisor to the Chief Executive Officer of Aventis Pasteur, world leader in preventive vaccines, following a seven-year tenure (1990-1997) as medical and scientific director at Pasteur Merieux Connaught (former name of Aventis Pasteur).

         Dr. Plotkin was a member of Wistar's active research faculty from 1960 to 1991, during which time he developed the current Rubella vaccine, RA27/3 strain. He was also professor of pediatrics and microbiology at the University of Pennsylvania. Dr. Plotkin served concurrently as director of infectious disease and senior physician at the Children's Hospital of Philadelphia. For two years, he was associate chairman of the Department of Pediatrics at the University of Pennsylvania.

         Over the course of his career, Dr. Plotkin has also served as senior assistant surgeon with the Epidemic Intelligence Service, U.S. Public Health Service, and director of the Division of Infectious Diseases at Children's Hospital of Philadelphia. In 1957, he investigated the last known outbreak of inhalation anthrax in the U.S. prior to the events of 2001, and helped demonstrate the efficacy of the current anthrax vaccine.

         More than 600 of Dr. Plotkin's articles have been published and he has edited several books including Vaccines, now the standard textbook in the field. He was chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices, and chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.

         Dr. Plotkin's contributions have been recognized with numerous awards during his career, including the Sabin Foundation Medal (2002); the French Legion of Honor Medal (1998); the Clinical Virology Award, Pan American Group for Rapid Viral Diagnosis (1995); the Distinguished Physician Award, Pediatric Infectious Disease Society (1993); the Bruce Medal of the American College of Physicians (1987); and the Bristol Award of the Infectious Diseases Society of America in 2004.

         Dr. Plotkin will receive $25,000 per year and the reimbursement of any related reasonable business expenses for his services as a director.

         Our press release announcing this appointment is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)         Exhibits Furnished.

99.1        Press Release, dated January 28, 2005.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      By: /s/ Christian Rochet
                                          -------------------------------
                                          Christian Rochet
                                          President and Chief Executive Officer
                                          MYMETICS CORPORATION


Date: February 3, 2005